EXHIBIT 5.16

CONSENT OF R. LAPOINTE

The undersigned hereby consents to the use of their report entitled “Technical Report on the Essakane Gold Mine, Sahel Region, Burkina Faso” effective September 30, 2023 and signed December 18, 2023, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

By:	/s/ Rémi Lapointe
Rémi Lapointe, ing.
Director of Metallurgy
IAMGOLD Corporation

Dated: November 7, 2024